EXHIBIT 10.4

                       AMENDMENT TO STOCKHOLDERS AGREEMENT


         This Amendment to Stockholders Agreement (the "Amendment"), dated as of July ___, 1996, between MK Rail Corporation, a Delaware corporation ("MK Rail"), and Morrison Knudsen Corporation, an Ohio corporation ("MKO").

         WHEREAS, in connection with the reorganization of Morrison Knudsen Corporation, a Delaware corporation ("MK"), in a case filed under Title 11 of the United States Bankruptcy Code, as amended (the "Bankruptcy Code"), MK Rail and MKO executed and delivered a Stockholders Agreement (the "Agreement") dated as June 20, 1996; and

         WHEREAS, the Agreement contains certain agreements regarding the registration and voting of restricted shares of common stock of MK Rail held by MKO which stock it was contemplated would be distributed to certain creditors of MK and MKO; and

         WHEREAS, as a result of negotiations between MK and equity holders of MK, it is contemplated that MK's plan of reorganization will be amended so that it provides for rights or options to be granted to equity holders of MK which will permit them, subject to satisfaction of certain conditions, to receive a portion of the restricted shares of common stock of MK Rail held by MKO; and

         WHEREAS, MK has made a motion (an "1145 Motion") requesting that the Bankruptcy Court having jurisdiction over MK's bankruptcy proceeding issue an order (an "1145 Order") providing that the offering, issuance, sale and distribution by MKO of the common stock of MK Rail qualifies for the exemption (the "1145 Exemption"), available under Section 1145(a) of the Bankruptcy Code, from the registration requirements of the Securities Act of 1933, as amended; and

         WHEREAS, the Securities and Exchange Commission has stated that it will not object to the 1145 Motion; and

         WHEREAS, the parties wish to amend the Agreement as set forth herein to make certain changes thereto necessitated by the possibility that equity holders of MK may acquire some restricted shares of Common Stock and that the 1145 Motion has been made;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The term "Rights Plan Amendment" is hereby amended and restated in its entirety so it means the Second Amendment to Rights Agreement dated as of June 20, 1996 and the Third Amendment to Rights Agreement of even date herewith between MK Rail and Chase Mellon Shareholder Services, L.L.C., formerly known as Chemical Mellon Shareholder Services, L.L.C.




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         2. The  following  language is added at the end of the last sentence of the definition of "Registrable Securities" in Section 1.1 of the Agreement:

         or in "ordinary trading transactions" within the meaning of Section 1145(b)(1) of the United States Bankruptcy Code, as amended (the "Bankruptcy Code").

         3. The reference to "creditors of MK" in the  definition of "Shares" in
Section 1.1 of the Agreement is hereby changed to a reference to "persons."

         4. The first sentence of Section 8 of the Agreement is hereby amended in its entirety to read as follows:

         Notwithstanding anything in this Agreement to the contrary, no Holder may Transfer any shares of Common Stock to any Person, except as set forth in the last paragraph of this Section 8, unless prior to any such Transfer such Person has executed an agreement (in the form of Exhibit A hereto) to be bound, or has otherwise been effectively bound pursuant to the Plan, by the provisions of this Agreement.

         5. The last sentence of Section 8 of the Agreement is hereby amended, restated and replaced in its entirety by the following sentences:

         MKO may distribute shares of Common Stock to equity holders of MK provided that (a) the 1145 Order has been issued and is in full force and effect and is not the subject of a pending appeal at the time the Common Stock is distributed and (b) each equity holder receiving such Common Stock has executed an agreement (in the form of Exhibit A hereto) to be bound, or has otherwise been effectively bound pursuant to the Plan, by the provisions of this Agreement. No distribution of Common Stock to equity holders or any other party in a distribution that qualifies for the 1145 Exemption shall excuse any party from or be deemed to constitute a release of the transfer restrictions and legending requirements set forth in this Section 8, except as set forth in the penultimate sentence of this paragraph, and all Common Stock so distributed shall after such distribution be subject to said transfer restrictions and legend requirements as well as all other terms and conditions hereof. The foregoing transfer restrictions and legend shall be removed in connection with any sale of Common Stock to the public pursuant to an effective registration statement or pursuant to Rule 144 or any similar rule promulgated by the Commission under the Securities Act, or in "ordinary trading transactions" within the meaning of
         Section 1145(b)(1) of the Bankruptcy Code, in each case so long as the specific identities of the Transferees are not known to the Holders selling such shares prior to such sale and so long as the Transferees are not assigned and do not receive any rights under this Agreement. The Company may also put the following legend on certificates of stock held by Transferees of MKO and their Transferees that are bound to the terms of this Agreement:

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                  THE SHARES OF STOCK  REPRESENTED BY THIS  CERTIFICATE HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SHARES OF STOCK MAY NOT BE TRANSFERRED EXCEPT (1) PURSUANT TO A
                  REGISTRATION   STATEMENT  EFFECTIVE  UNDER  THE  ACT  AND  ANY
                  APPLICABLE STATE SECURITIES LAWS, (2) PURSUANT TO AN EXEMPTION
                  FROM  THE  REGISTRATION   REQUIREMENTS  OF  THE  ACT  AND  ANY
                  APPLICABLE STATE SECURITIES LAW, OR (3) IF THE STOCK HAS BEEN RECEIVED BY THE HOLDER HEREOF IN A DISTRIBUTION THAT QUALIFIES FOR THE EXEMPTION, AVAILABLE UNDER SECTION 1145(a) OF THE UNITED STATES BANKRUPTCY CODE, AS AMENDED (THE "BANKRUPTCY CODE"), TO THE REGISTRATION REQUIREMENTS OF THE ACT, IN ORDINARY TRADING TRANSACTIONS WITHIN THE MEANING OF SECTION 1145(b)(1) OF THE BANKRUPTCY CODE.

         6. All terms and provisions of the Agreement, as amended hereby, shall continue to be in full force and effect.


         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first set forth above.

                                         MK RAIL CORPORATION


                                         By:_______________________________

                                         Title:____________________________


                                         MORRISON KNUDSEN CORPORATION


                                         By:_______________________________

                                         Title:____________________________





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